Exhibit 99.1

CAREMARK RESPONDS TO EXPRESS SCRIPTS’ STATEMENT

NASHVILLE, TN – January 8, 2007 – Caremark, Inc. (NYSE: CMX) said today it learned that a subsidiary of Express Scripts Inc. has undertaken efforts to nominate four directors for election at the next annual shareholders meeting of Caremark.

Caremark said that this is yet another attempt by Express Scripts to interfere with its merger agreement with CVS.

Any prospective board members who will be considered for election at the next annual shareholders meeting must be nominated in accordance with Caremark’s bylaws.

Mac Crawford, Chairman, President and CEO of Caremark said, “We believe that Express Scripts’ latest actions illustrate its desperation to disrupt our merger with CVS due to fear of competition from a combined CVS/Caremark and concern over the truly differentiated and innovative services that we will be able to offer customers as a result of this strategic transaction.”

“Express Scripts is attempting to pressure Caremark’s Board of Directors. The fact is, our Board has already rejected Express Scripts’ acquisition proposal and we are moving forward with our planned merger with CVS. We expect to be able to close the CVS/Caremark transaction in the first quarter of 2007, “ continued Mr. Crawford.

On January 7, 2007, Caremark announced that its Board of Directors, after thorough consideration and consultation with its legal and financial advisors, determined that the Express Scripts proposal did not constitute, and was not reasonably likely to lead to, a superior proposal. The Board unanimously concluded that pursuing discussions with Express Scripts was not in the best financial or strategic interests of Caremark and its shareholders. The Board unanimously affirmed its strong commitment to Caremark’s pending merger with CVS Corp.

Caremark and CVS have received antitrust clearance and expect to close their merger by the end of the first quarter of 2007. The combination is expected to create in excess of $500 million in realizable cost synergies. This estimate does not include any potential revenue synergies resulting from the enhanced service offerings the combined company is expected to be able to offer to employers, plan sponsor and consumers. As a result of having received antitrust clearance, integration planning for a CVS/Caremark merger is underway, assuring achievement of synergies starting in 2007. Caremark and CVS have filed a joint proxy statement with the Securities and Exchange Commission and are proceeding forward to a vote on the pending merger at special shareholders meetings to be held in the first quarter of this year.

About Caremark

Caremark is a leading pharmaceutical services company, providing through its affiliates comprehensive drug benefit services to over 2,000 health plan sponsors and their plan participants throughout the U.S. The company’s clients include corporate health plans, managed care organizations, insurance companies, unions, government agencies and other funded benefit plans. In addition, Caremark is a national provider of drug benefits to eligible beneficiaries under the Medicare Part D program. The company operates a national retail pharmacy network with over 60,000 participating pharmacies, seven mail service pharmacies, the industry’s only FDA-regulated repackaging plant and 21 licensed specialty pharmacies for delivery of advanced medications to individuals with chronic or genetic diseases and disorders.

Additional information about Caremark is available at www.Caremark.com

Contacts

Investor Relations:

Caremark

Craig Hartman , 615-743-6653

Or

Innisfree M&A Incorporated

Alan Miller / Jennifer Shotwell, 212-750-5833

Media:

Brunswick Group LLC

Steve Lipin / Nina Devlin, 212-333-3810

Cautionary Statement Regarding Forward-Looking Statements

This document contains certain forward-looking statements about Caremark and CVS. When used in this document, the words “anticipates”, “may”, “can”, “believes”, “expects”, “projects”, “intends”, “likely”, “will”, “to be” and any similar expressions and any other statements that are not historical facts, in each case as they relate to Caremark, CVS or the combined company or the transaction, are intended to identify those assertions as forward-looking statements. Such statements include, but are not limited to, statements about the benefits of the merger, information about the combined company, including expected synergies and projected revenues and cash flows, combined operating and financial data, including future financial and operating results, the combined company’s objectives, plans and expectations, the likelihood of satisfaction of certain closing conditions and whether and when the merger will be consummated. These statements are based upon the current beliefs and expectations of management of Caremark and CVS and are subject to a number of factors that could cause actual outcomes and results to be materially different from those projected or anticipated. These forward-looking statements are subject to numerous risks and uncertainties. The following factors, among other things, could cause actual results to differ from the forward-looking statements in this document: (1) the companies may be unable to obtain stockholder or regulatory approvals in a timely manner, if at all; (2) the businesses of Caremark and CVS may not be integrated successfully or as quickly as expected; (3) cost savings and any other synergies or cash flows from the merger may not be fully realized or may take longer to realize than expected; (4) the transaction may involve unexpected costs; (5) the businesses and results of operations of Caremark and CVS may suffer as a result of uncertainty surrounding the transaction; and (6) the industry may be subject to future regulatory or legislative action. Other unknown or unpredictable factors also could have material adverse effects on future results, performance or achievements of the two companies. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this document may not occur. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date stated, or if no date is stated, as of the date of this press release. Risk factors affecting the businesses of each of Caremark and CVS are set forth in, and may be accessed through, each company’s filings with the SEC. These and other factors relating to the merger are available in the joint proxy statement/prospectus filed with the SEC.

Important Information for Investors and Stockholders

Caremark and CVS filed a joint proxy statement/prospectus with the SEC in connection with the proposed merger. Caremark and CVS urge investors and stockholders to read the joint proxy statement/prospectus and any other relevant documents filed by either party with the SEC because they contain important information.

Investors and stockholders are currently able to obtain the joint proxy statement/prospectus and other documents filed with the SEC free of charge at the website maintained by the SEC at www.sec.gov. In addition, documents filed with the SEC by Caremark will be available free of charge on the investor relations portion of the Caremark website at www.caremark.com. Documents filed with the SEC by CVS will be available free of charge on the investor relations portion of the CVS website at http://investor.cvs.com. Investors and stockholders may obtain a detailed list of names, affiliations and interests of participants in the solicitation of proxies of Caremark stockholders to approve the merger at the following address: Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022.

Caremark, and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the merger. A description of the interests of Caremark’s directors and executive officers in Caremark is set forth in the proxy statement for Caremark’s 2006 annual meeting of stockholders, which was filed with the SEC on April 7, 2006. CVS, and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of CVS in connection with the merger. A description of the interests of CVS’s directors and executive officers in CVS is set forth in the proxy statement for CVS’s 2006 annual meeting of stockholders, which was filed with the SEC on March 24, 2006.

If and to the extent that any of the Caremark or CVS participants will receive any additional benefits in connection with the merger that are unknown as of the date of this filing, the details of those benefits are described in the definitive joint proxy statement/prospectus relating to the merger. Investors and stockholders can obtain more detailed information regarding the direct and indirect interests of Caremark’s and CVS’s directors and executive officers in the merger by reading the definitive joint proxy statement/prospectus.